                                                                     EXHIBIT 2.1

                 EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

       This EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is entered into as of the 30th day of September, 1996, by and among Titan Exploration, Inc., a Delaware corporation ("CORPORATION"), Titan Resources, L.P., a Texas limited partnership ("PARTNERSHIP"), Titan Resources I, Inc., a Texas corporation ("GENERAL PARTNER"), Natural Gas Partners, L.P., a Delaware limited partnership ("NGP I"), Natural Gas Partners II, L.P., a Delaware limited partnership ("NGP II"), Kenneth A. Hersh, R. Gamble Baldwin, Albin Income Trust, John S. Foster, Bruce B. Selkirk, III, Jack D. Hightower, Jack D. Hightower Separate Property, Amber L. Hightower, Haley D. Hightower, Robin M. Hightower Separate Property, George G. Staley, Thomas H. Moore, Dan P. Colwell, Rodney L. Woodard, William J. Vaughn, Jr., WJV Inc., a Texas corporation ("WJV"), Sidney W. Vanloh, Jr., Toby R. Neugebauer, R. Scott Brown, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), First Union Corporation, a North Carolina corporation ("FIRST UNION") and Selma International Investment Limited, a Delaware corporation ("SIIL").


                                R E C I T A L S

       WHEREAS, NGP I, NGP II, Jack D. Hightower, JEDI, and First Union own, in the aggregate, 28,242.5 shares of the common stock, par value $.01 per share (the "RESOURCES COMMON STOCK") of the General Partner, which constitutes all of the outstanding shares of Resources Common Stock (in such capacity such persons are referred to herein as the "SHAREHOLDERS"); and

       WHEREAS, the General Partner is the sole general partner, owning a one percent (1%) general partner interest, of the Partnership; and

       WHEREAS, NGP I, NGP II, Kenneth A. Hersh, R. Gamble Baldwin, Albin Income Trust, John S. Foster, Bruce B. Selkirk, III, Jack D. Hightower, Jack D. Hightower Separate Property, Amber L. Hightower, Haley D. Hightower, Robin M. Hightower Separate Property, George G. Staley, Thomas H. Moore, Rodney L. Woodard, Dan P. Colwell, William J. Vaughn, Jr., WJV, Sidney W. Vanloh, Jr., Toby R. Neugebauer, R. Scott Brown, JEDI, First Union and SIIL (collectively, the "LIMITED PARTNERS") are all the limited partners, owning units representing in the aggregate the ninety-nine percent (99%) limited partner interests of the Partnership (the "UNITS" and collectively with the Resources Common Stock, the "RESOURCES SECURITIES");

       WHEREAS, the Shareholders and the Limited Partners (collectively referred to herein as "SECURITY HOLDERS" and individually, as a "SECURITY HOLDER") desire to consolidate in Corporation their interests in the General Partner and the Partnership by means of the Reorganization (as defined herein below);

       WHEREAS, the parties hereto intend that Section 351(a) of the Internal Revenue Code of 1986, as amended, will apply to the Reorganization;

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

       1.1 Exchange of Resources Common Stock. At the Closing (as defined in Section 4.2), each of the Shareholders shall transfer to Corporation all of the shares of Resources Common Stock held by such Shareholder. Such transfer shall be effected by delivery to Corporation of the certificates representing such shares, together with a duly executed Transfer Letter (as defined below). In exchange for such transfer, at the Closing, Corporation shall issue to the Shareholders 8.207966299 shares of Corporation's common stock, par value $.01 per share (the "CORPORATION COMMON STOCK"), for each share of Resources Common Stock transferred to Corporation (with the aggregate number of shares to be issued to each Shareholder to be rounded to the nearest whole share). Corporation shall cause a certificate or certificates representing the shares of Corporation Common Stock issued to the Shareholders pursuant to this Section
1.1 to be delivered at the Closing.  The transactions contemplated by this
Section 1.1 and Section 1.2 are referred to collectively herein as the "REORGANIZATION." As used herein, "TRANSFER LETTER" means a letter pursuant to which a Shareholder will transfer securities to Corporation pursuant hereto and each of the Shareholder and Corporation will confirm the continuing accuracy of their respective representations and warranties set forth herein.

       1.2 Exchange of Units. At the Closing, each of the Limited Partners shall transfer to Corporation all of the Units held by such Limited Partner. Such transfer shall be effected by delivery to Corporation of a duly executed Transfer Letter. In exchange for such transfer, at the Closing, Corporation shall issue to each Limited Partner .66508242 shares of Corporation Common Stock for each Unit transferred to Corporation (with the aggregate number of shares to be issued to each Limited Partner to be rounded to the nearest whole share). Corporation shall cause certificates representing the shares of Corporation Common Stock issued to the Limited Partners pursuant to this
Section 1.2 to be delivered at the Closing.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

       2.1 Each Security Holder hereby represents and warrants to, and covenants and agrees with, Corporation as follows:

       (a) Such Security Holder has no present plan or intent to sell, transfer or otherwise dispose of the shares of Corporation Common Stock to be received by (he/she/it) in the Reorganization.

       (b) Such Security Holder has (i) valid title to the Resources Securities to be transferred by (him/her/it) in the Reorganization, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other stockholder agreements, assessments, covenants, restrictions, reservations, commitments, obligations and other burdens (collectively, "ENCUMBRANCES"), except for restrictions (A) imposed by applicable federal and state securities laws, and (B) arising under existing agreements among General Partner and certain other parties hereto (such encumbrances described in clauses (A) and (B) are referred to herein as "PERMITTED ENCUMBRANCES"), and (ii) full right, power and authority to assign, transfer and deliver the Resources Securities hereunder. Upon the issuance and delivery to Corporation of the Resources Securities,

Corporation will acquire valid title to such Resources Securities, subject to no Encumbrances other than Permitted Encumbrances.

       (c) This Agreement has been duly executed and delivered by such Security Holder and constitutes a valid and legally binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms, except to the extent enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally, and (ii) legal and equitable limitations on the availability of equitable remedies.

       (d) The execution, delivery and performance of this Agreement by such Security Holder will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which such Security Holder is a party or may be bound, (ii) result in the creation or imposition of any Encumbrance upon the Resources Securities, or (iii) result in a violation by such Security Holder of any statute or law or any judgment, order, decree, rule or regulation of any federal, state, municipal or any other governmental department, commission, board, bureau, agency or instrumentality (a "GOVERNMENTAL BODY"), to which such Security Holder is subject.

       (e) No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by such Security Holders in connection with the execution, delivery or performance by such Security Holder of this Agreement.


       2.2 Corporation hereby represents and warrants to, and covenants and agrees with, each Security Holder as follows:

       (a) The shares of Corporation Common Stock have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered to the Security Holders in exchange for the Resources Securities pursuant hereto, will be validly issued, fully paid and nonassessable. The issuance of the Corporation Common Stock under this Agreement is not subject to any preemptive rights.

       (b) Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Corporation has the corporate power to enter into and be bound by the terms and conditions of this Agreement, and to carry out its obligations hereunder, and the execution and delivery by Corporation of this Agreement and the performance by Corporation of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Corporation and constitutes a valid and legally binding obligation of Corporation enforceable against it in accordance with its terms, except to the extent enforcement may be limited (i) by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally and (ii) by legal and equitable limitations on the availability of equitable remedies.

       (c) The execution, delivery and performance of this Agreement by Corporation will not (i) conflict with or result in a violation of any provision of Corporation's charter or bylaws, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Corporation is a party or by which it or any of its properties or assets may be bound, or (iii) result in a violation by Corporation of any statute or law or any judgment, order, decree, rule or regulation of any court or Governmental Body to which Corporation is subject.

       (d) No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by Corporation in connection with the execution, delivery or performance by Corporation of this Agreement.


                                  ARTICLE III

                        CONDITIONS TO THE REORGANIZATION

       3.1 Conditions to the Reorganization. The obligations of each party hereto to consummate the Reorganization are subject to the satisfaction on or before the Closing Date of the following conditions:

       (a) All the representations and warranties of the parties hereto contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

       (b) The Corporation shall have adopted an Option Plan for its officers and employees (the "OPTION PLAN"), the terms of which shall be substantially the same as the terms of that certain Option Plan of the Partnership adopted on March 31, 1995, which is in effect on the date hereof (the "PARTNERSHIP OPTION PLAN"). The Option Plan shall provide that, as of the effective date of the Reorganization, each of the Persons holding options ("PARTNERSHIP OPTIONS") granted under the Partnership Option Plan shall be entitled to receive, in substitution for his/her Partnership Options, options to acquire an equivalent number of shares of the Corporation Common Stock, to be determined by reference to the number of shares to be issued in the Reorganization for each Unit surrendered for exchange (such number of shares is referred to herein as the "EQUIVALENT NUMBER OF OPTION SHARES"), subject to terms and conditions substantially the same as those applicable to the Partnership Options (the "CONVERSION").

       (c) The persons holding Partnership Options shall have consented to the Conversion and shall have surrendered such Partnership Options to the Partnership and shall have no further rights under the Partnership Option Plan and Partnership Options as of the Effective Date.

       (d) The General Partner and the Limited Partners shall have amended the Partnership Agreement to (i) prohibit all disposition of interests in the Partnership and (ii) delete Section 8.2, effective immediately after the Closing.

       (e) Jack D. Hightower shall have executed and delivered to Corporation an employment agreement, in form and substance mutually satisfactory to the parties, that amends and restates that certain Employment Agreement dated March 31, 1995 made by and among the General Partner, the Partnership, and Jack D. Hightower.

       (f) Each of the Shareholders and SIIL shall have entered into an Amended and Restated Registration Rights Agreement with the Corporation, in form and substance mutually satisfactory to the parties, which amends and restates that certain Registration Rights Agreement, dated March 31, 1995, as amended, among the Partnership, the General Partner, the Shareholders and SIIL.

       (g) Each of the Shareholders, the Partnership, the Corporation and the General Partners shall have entered into an Agreement Re: Reorganization, in form and substance mutually satisfactory to the parties, which provides for certain agreements during the period prior to an initial public offering of the Corporation.

                                   ARTICLE IV

                                 MISCELLANEOUS

       4.1 Consent and Agreement of the General Partner. The General Partner hereby consents to the transactions contemplated hereby pursuant to which Corporation will become the owner of all of the Units and to the substitution of Corporation as a Limited Partner in accordance with Section 9.1 of the Partnership Agreement.

       4.2 Closing. The closing of the Reorganization (the "CLOSING") shall occur on or before the first business day following the satisfaction of all of the conditions in Section 3.1 hereof (the "CLOSING DATE").

       4.3 Modification or Amendment. Subject to applicable law, at any time prior to the Closing, this Agreement may be modified or amended by the mutual consent in writing of all of the parties hereto.

       4.4 Waiver of Conditions. The conditions to the parties' obligations to consummate the Reorganization may be waived in whole or in part, to the extent permitted by applicable law, by the mutual consent in writing of all of the parties hereto.

       4.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.



                                                 TITAN EXPLORATION, INC.



                                                 By: /s/ JACK HIGHTOWER
                                                    ---------------------------
                                                 Name: Jack Hightower
                                                      -------------------------
                                                 Title: President
                                                       ------------------------

                                          TITAN RESOURCES I, INC.



                                          By: /s/ JACK HIGHTOWER
                                             ----------------------------------
                                          Name: Jack Hightower
                                               --------------------------------
                                          Title: President
                                                -------------------------------


                                          NATURAL GAS PARTNERS, L.P.
                                          By: G.F.W. Energy, L.P.,
                                              General Partner


                                          By: /s/ DAVID R. ALBIN
                                             ----------------------------------
                                          Name: David R. Albin
                                               --------------------------------
                                          Title: Authorized Employee
                                                -------------------------------


                                          NATURAL GAS PARTNERS II, L.P.
                                          By: G.F.W. Energy II, L.P.,
                                              General Partner
                                          By: GFW II, L.L.C.,
                                              General Partner


                                          By: /s/ KENNETH A. HERSH
                                             ----------------------------------
                                          Name: Kenneth A. Hersh
                                               --------------------------------
                                          Title: Authorized Member
                                                -------------------------------


                                           /s/ KENNETH A. HERSH
                                          -------------------------------------
                                          KENNETH A. HERSH





                                           /s/ R. GAMBLE BALDWIN
                                          -------------------------------------
                                          R. GAMBLE BALDWIN


                                          ALBIN INCOME TRUST


                                           /s/ DONALD A. SHORE
                                          -------------------------------------
                                          By: Trustee


                                           /s/ JOHN S. FOSTER
                                          -------------------------------------
                                          JOHN S. FOSTER

                                      /s/ BRUCE B. SELKIRK, III
                                     ------------------------------------------
                                     BRUCE B. SELKIRK, III



                                      /s/ JACK D. HIGHTOWER
                                     ------------------------------------------
                                     JACK D. HIGHTOWER


                                     JACK D. HIGHTOWER,
                                     Separate Property

                                     By: /s/ JACK HIGHTOWER
                                        ---------------------------------------
                                     Name: Jack Hightower
                                          -------------------------------------


                                      /s/ AMBER L. HIGHTOWER
                                     ------------------------------------------
                                     AMBER L. HIGHTOWER


                                      /s/ HALEY D. HIGHTOWER
                                     ------------------------------------------
                                     HALEY D. HIGHTOWER, by Jack D. Hightower
                                     Custodian for Haley D. Hightower under the
                                     Texas Uniform Gifts to Minors Act.


                                     ROBIN M. HIGHTOWER,
                                     Separate Property

                                     By: /s/ ROBIN M. HIGHTOWER
                                        ---------------------------------------
                                     Name: Robin M. Hightower
                                          -------------------------------------


                                      /s/ GEORGE G. STALEY
                                     ------------------------------------------
                                     GEORGE G. STALEY


                                      /s/ THOMAS H. MOORE
                                     ------------------------------------------
                                     THOMAS H. MOORE


                                      /s/ RODNEY L. WOODARD
                                     ------------------------------------------
                                     RODNEY L. WOODARD


                                      /s/ DAN P. COLWELL
                                     ------------------------------------------
                                     DAN P. COLWELL

                                     WJV, INC.



                                     By: /s/ WILLAM J. VAUGHAN, JR.
                                        ---------------------------------------
                                     Name: Willam J. Vaughan, Jr.
                                          -------------------------------------
                                     Title: President
                                           ------------------------------------


                                      /s/ WILLIAM J. VAUGHN, JR.
                                     ------------------------------------------
                                     WILLIAM J. VAUGHN, JR.


                                      /s/ SIDNEY W. VANLOH, JR.
                                     ------------------------------------------
                                     SIDNEY W. VANLOH, JR.


                                      /s/ TOBY R. NEUGEBAUER
                                     ------------------------------------------
                                     TOBY R. NEUGEBAUER


                                      /s/ R. SCOTT BROWN
                                     ------------------------------------------
                                     R. SCOTT BROWN

                                     JOINT ENERGY DEVELOPMENT
                                     INVESTMENTS LIMITED PARTNERSHIP
                                     By: Enron Capital Management Limited
                                     Partnership, its general partner
                                     By: Enron Capital Corp., its general
                                     partner


                                     By: /s/ WYNNE SNOOTS, JR.
                                        ---------------------------------------
                                     Name: Wynne Snoots, Jr.
                                          -------------------------------------
                                     Title: Agent of Attorney
                                           ------------------------------------

                                     FIRST UNION CORPORATION



                                     By: /s/ SCOTT B. PERPER
                                        ---------------------------------------
                                     Name: Scott B. Perper
                                          -------------------------------------
                                     Title: Senior Vice President
                                           ------------------------------------

                                     SELMA INTERNATIONAL INVESTMENT LIMITED


                                     By: /s/ PHILLIP M. WHITEHEAD
                                        ---------------------------------------
                                     Name: Phillip M. Whitehead
                                          -------------------------------------
                                     Title: President
                                           ------------------------------------





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